UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 31, 2006

Commission file number: 333-43523

Elgin National Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-3908410
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2001 Butterfield Road, Suite 1020, Downers Grove, Illinois 60515-1050

(Address of principal executive offices)

Telephone Number: 630-434-7243

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.03: Creation of a Direct Financial Obligation.

On January 31, 2006 Elgin National Industries, Inc. entered into the Third Amendment to Loan and Security Agreement, dated as of February 10, 2003. This amendment was entered into in connection with the assignment by Ableco Finance LLC to Mast Credit Opportunities I, (Master) Ltd of the $15,000,000 Term Loan C. Pursuant to the amendment the maturity of Term Loan C was extended from February 10, 2006 to February 10, 2008. In addition, the amendment changed the per annum interest rate on Term Loan C from the PRIME Rate plus a margin of 8.25% to the three month LIBOR Rate plus a margin of 5.5%. The amendment also prohibits partial prepayments of Term Loan C. There are no scheduled payments of principal on Term Loan C until the February 10, 2008 maturity date.

Item 9.01: Financial Statements and Exhibits

10.19    Third Amendment to Loan and Security Agreement

ELGIN NATIONAL INDUSTRIES, INC.

By	/s/ Wayne J. Conner
Wayne J. Conner
Vice President, Treasurer, and Chief
Financial Officer
(Duly Authorized Officer and Principal
Financial Officer)

Dated: February 2, 2006